EXHIBIT 21.01
BROOKS AUTOMATION, INC.
SUBSIDIARIES OF THE REGISTRANT

Legal Entity	Jurisdiction
Brooks Automation (Delaware) LLC	USA
Brooks Automation (France) SAS	France
Brooks Automation (Germany) GmbH	Germany
Brooks Automation (Singapore) PTE LTD	Singapore
Brooks Automation Taiwan Company Ltd	Taiwan
Brooks Automation (the Netherlands) BV	The Netherlands
Brooks Automation (UK) Ltd	UK
Brooks Automation Asia Ltd (own 70%)	Korea
Brooks Automation Israel, Ltd	Israel
Brooks Automation Korea Inc.	Korea
Brooks Automation Luxembourg SARL	Luxembourg
Brooks Technology (Shanghai) Limited	China
CTI Nuclear, Inc	USA
Granville — Phillips Company	USA
Helix Securities Corp.	USA
Helix Technology KK	Japan
Helix Technology UK Limited	UK
Nexus Biosystems AG	Switzerland
Nexus Biosystems GmbH	Germany
Nexus Biosystems Holding GmbH	Switzerland
Nexus Biosystems Nihon KK	Japan
RTS Life Sciences Limited	UK
Interval Logic Corporation (own 90%)	USA
Strathmore Corporation	USA
Ulvac Cryogenics Inc. (50% JV in Japan)	Japan
Yaskawa Brooks Automation, Inc. (50% JV in Japan)	Japan